                                                                    Exhibit 4.31

Note No.               Agent's Name                J.P. MORGAN CHASE & CO.



Principal Amount       Commission                 MEDIUM-TERM NOTE PROGRAM



Maturity Date          Settlement Date            The Chase Manhattan Bank
                                               Paying and Authenticating Agent


Trade Date             Taxpayer I.D. No.            450 West 33rd Street
                                                  New York, New York 10001


Name and Address of Registered Owner              U.S. Bank Trust National
                                                    Association, Trustee

                                                       100 Wall Street
                                                  New York, New York 10005



REGISTERED                                                            REGISTERED


                             J.P. MORGAN CHASE & CO.
              FLOATING RATE SUBORDINATED MEDIUM-TERM NOTE, SERIES A

THIS SECURITY IS NOT A DEPOSIT OR OTHER OBLIGATION OF A DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.

No.                                                          $


ORIGINAL ISSUE DATE:            INITIAL INTEREST             MATURITY DATE:
                                     RATE:
__________________              __________________           _____________


INTEREST RATE BASIS:            INDEX MATURITY:              SPREAD:    +____
___  CD Rate                    ___  Federal Funds                      -____
___  Commercial Paper           ___  30 days/1 month
     Rate                       ___  90 days/3 months        SPREAD
___  Federal Funds              ___  180 days/6 months       MULTIPLIER:
     Rate                       ___  1 year                  ______________
___  LIBOR Reuters              ___  years
___  LIBOR Telerate
___  Prime Rate                 INDEX CURRENCY:              DATE OF
___  Treasury Rate              ________________             COMMENCEMENT OF
___  CMT Rate                   ________________             INTEREST RATE
                                                             BASIS (if other
CALCULATION AGENT:              DESIGNATED                   than Original
The Chase                       LIBOR OR CMT PAGE:           Issue Date):

Manhattan Bank                  __________________           _____________
                                                             _____________

MAXIMUM INTEREST RATE,                      INTEREST PAYMENT PERIOD:
IF ANY: _____________                       _______________________
_____________________                       (monthly, quarterly or
                                             semi-annually)

MINIMUM INTEREST RATE,
IF ANY: _____________

INTEREST PAYMENT DATES:                     INTEREST RATE RESET PERIOD:
____________________________________        ________________________
____________________________________        (daily, weekly, monthly,
____________________________________         quarterly, semi-annually or
____________________________________         annually)
____________________________________
____________________________________
____________________________________

INTEREST DETERMINATION                      INTEREST RESET DATES:_______________
DATES:______________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________

REPAYMENT PROVISIONS,                       INTEREST CALCULATION DATES:
IF ANY:_____________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________

REDEMPTION DATES AND PRICES,                RECORD DATES:
IF ANY:_____________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________
____________________________________        ____________________________________

                                            OTHER PROVISIONS:
                                            ____________________________________
                                            ____________________________________
                                            ____________________________________

                                            ____________________________________
                                            ____________________________________
                                            ____________________________________

                  This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., the nominee of The Depository Trust Company (the "Depositary"). This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of this series, and the Depositary, by its acceptance hereof, agrees to be so bound.

                  Unless this Security is presented by an authorized representative of the Depositary to J.P. Morgan Chase & Co. or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.



                  J.P. Morgan Chase & Co., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                       CEDE & CO.

, or registered assigns, the principal sum of

                                                                      DOLLARS on
the Maturity Date shown above, and to pay interest thereon at a rate per annum equal to the Initial Interest Rate shown above until the first Interest Reset Date shown above following the Original Issue Date shown above and thereafter at a rate determined in accordance with the provisions below under the heading "Determination of CD Rate", "Determination of Commercial

Paper Rate", "Determination of Federal Funds Rate", "Determination of LIBOR", "Determination of Prime Rate", "Determination of Treasury Rate" or "Determination of CMT Rate", depending upon whether the Interest Rate Basis is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate, Treasury Rate or CMT Rate as indicated above, until the principal hereof is paid or duly made available for payment.

         The Company will pay interest monthly, quarterly or semi-annually as shown above under "Interest Payment Period", commencing with the first Interest Payment Date shown above next succeeding the Original Issue Date, and on the Maturity Date; provided, however, that if the Original Issue Date is between a Record Date and an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Record Date; and provided, further, however, that if an Interest Payment Date (other than the Maturity
Date) would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be the following day that is a Business Day, except that, in case the Interest Rate Basis is LIBOR, as indicated by the box marked above, if the following Business Day falls in the next calendar month, such Interest Payment Date shall be the next preceding day that is a Business Day. As used herein, "Business Day" means any day other than (i) a Saturday, Sunday or other day that, in New York City, banking institutions generally are authorized or required to close and (ii) in case the Interest Rate Basis is LIBOR, a day that is not a London Business Day. As used herein, "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. In the event the Maturity Date falls on a day that is not a Business Day, payment of principal, premium, if any, and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on the Maturity Date and no interest will accrue from and after the Maturity Date. Except as provided above and in the Indenture referred to below, interest payments will be made on the Interest Payment Dates shown above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the applicable Record Date; provided, however, that interest payable on the Maturity Date, or upon earlier redemption or repayment, if any, will be payable to the Person to whom principal shall be payable.

         Funds for the payment of the principal of (and premium, if any) and interest on this Security on any Interest Payment Date and at the Maturity Date will be made available to the Paying Agent. As soon as possible thereafter, the Paying Agent will pay such funds to the Depositary, and the Depositary will allocate and pay such funds to the owners of beneficial interests in this Security in accordance with its existing operating procedures.

         This Security is one of a duly authorized issue of subordinated debt securities of the Company (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued in one or more series under an Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as supplemented by the Second Supplemental Indenture dated as of October 8, 1996(herein called the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and Additional Senior Obligations and the holders of the Securities. Terms defined in the Indenture are used herein as so defined. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be denominated in different currencies, may be subject to different sinking funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of the series designated as the Subordinated Medium-Term Notes, Series A of the Company.

         The Indebtedness evidenced by the Securities of this series is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Company and, under certain circumstances set forth in the Indenture, all Additional Senior Obligations of the Company, and each holder of a Security of this series, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

         The following events shall be "Events of Default" with respect to the Securities of this series: (i) a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or reorganization law now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of sixty consecutive days; or (ii) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or reorganization law now or hereafter in effect of the United States of America or a political subdivision thereof, or consent to the entry of an order for relief in an involuntary case under any such law.

         In case an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. There will be no right of acceleration in the case of a default in the payment of interest or a default in the performance of any covenant or agreement in this Security or the Indenture.

         The Indenture provides that in the event of a default in the payment of interest or principal (including the delivery of any Capital Securities in exchange for Securities) or the performance of any covenant or agreement in the Securities or the Indenture (each of which is defined in the Indenture to be a "Default"), the Trustee may, subject to certain limitations and conditions, seek to enforce payment of such interest or principal (including the delivery of any Capital Securities in exchange for Securities of this series) or the performance of such covenant or agreement.

         Except as provided herein, this Security is not redeemable prior to the Maturity Date. If this Security is redeemable, it may be redeemed at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, on the dates or on or after the date set forth above, at the percentage or percentages of the principal amount set forth above, plus accrued and unpaid interest to the date fixed for redemption.

         Commencing with the first Interest Reset Date specified above following the Original Issue Date of this Security, the rate at which interest on this Security is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown above under "Interest Rate Reset Period"; provided, however, that (unless (i) the Interest Rate Reset Period specified above is daily or weekly or (ii) otherwise specified above) the interest rate in effect hereon for the 10 days immediately prior to the Maturity Date shall be that in effect on the 10th day preceding the Maturity Date. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until the Maturity Date, as the case may be. Subject to applicable provisions of law and except as specified herein, commencing on each Interest Reset Date, the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

         Determination of CD Rate. If the Interest Rate Basis is CD Rate, as indicated above, the rate of interest hereon shall equal:

                  (a) the rate on the Interest Determination Date specified above for negotiable certificates of deposit having the Index Maturity specified above (i) as published by the Board of Governors of the Federal Reserve System in

         "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "CDs (secondary market)", or
         (ii) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, then as published in the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15 /update, or any successor site or publication ("H.15 Daily Update"), under the heading "CDs (secondary market)" or in another recognized electronic source used for the purpose of displaying such rate; or

                  (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the rate calculated by the Calculation Agent to be the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money-center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity (as specified above) in a denomination of $5,000,000;

in each case, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication of the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (b) above is applicable and fewer than three dealers selected by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect hereon until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

         Determination of Commercial Paper Rate. If the Interest Rate basis is Commercial Paper Rate, as indicated above, the rate of interest hereon shall equal:

                  (a) the Money Market Yield (as defined herein) on the Interest Determination Date specified above for commercial paper having the Index Maturity shown above (i) as published in H.15(519) under the heading "Commercial paper - Nonfinancial" or (ii) if such yield is not so published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, then as published in H.15 Daily Update under the heading "Commercial paper - Nonfinancial" or in another recognized electronic source used for the purpose of displaying such rate; or

                  (b) if neither of such yields is published by 3:00 P.M., New York City time, on such Calculation Date, the rate calculated by the Calculation Agent to be the Money Market Yield of the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upward) of the offered rates, as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity placed for a nonfinancial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization;

in each case, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (b) above is applicable and fewer than three dealers selected by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect hereon until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

         "Money Market Yield" shall be the yield (expressed as a percentage rounded to the nearest .00001% with .000005% rounded upward) calculated in accordance with the following formula:

                                    D x 360
         Money Market Yield = --------------------- x 100
                                 360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Determination of Federal Funds Rate. If the Interest Rate Basis is the Federal Funds Rate, as indicated above, the rate of interest hereon shall equal

                  (a) the rate on the Interest Determination Date specified above for Federal Funds (i) as published in H.15(519) under the heading "Federal funds (effective)", as that rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page that replaces such page on such service for the purpose of displaying the Federal funds (effective) rate as reported in

         H.15(519)), or (ii) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, then as published in H.15(519) under the heading "Federal funds (effective)", or (iii) if such rate is not so published by 3:00 P.M., New York City time, on such Calculation Date, then as published in H.15 Daily Update under the heading "Federal funds (effective)" or in another recognized electronic source used for the purpose of displaying such rate; or

                  (b) if none of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the rate calculated by the Calculation Agent to be the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent as of 9:00 A.M., New York City time, on such Interest Determination Date;

in each case, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (b) above is applicable and fewer than three brokers selected by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect hereon until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

         Determination of LIBOR.

                  (a) if the Interest Rate Basis is LIBOR Telerate, as indicated above, the rate of interest hereon shall equal the rate for deposits in the Index Currency having the Index Maturity shown above, commencing on the second London Business Day immediately following the applicable Interest Determination Date that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M. London time, on such Interest Determination Date, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; or

                  (b) if the Interest Rate Basis is LIBOR Reuters, as indicated above, the rate of interest hereon shall equal the arithmetic mean (as calculated by the Calculation Agent and rounded to the nearest .00001% with .000005% rounded upwards) of offered rates for deposits in the Index Currency having the Index Maturity, each as shown above, commencing on the second London Business Day immediately following the Interest Determination Date specified above, which appear on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above;

provided, however, that if less than the required number of rates (as specified in subparagraph (a) or (b) above, as applicable) so appear, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide a quotation of the rate offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date on deposits in the Index Currency having the Index Maturity, each as specified above, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time and the rate of interest hereon shall equal:

                  (i) if at least two quotations are provided, the arithmetic mean of such quotations (as calculated by the Calculation Agent and rounded to the nearest .00001% with .000005% rounded upwards); or

                  (ii) if less than two quotations are provided, the arithmetic mean (as calculated by the Calculation Agent and rounded to the nearest .00001% with .000005% rounded upwards) of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in the Index Currency to leading European banks having the Index Maturity specified above commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time;

         in either case, adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above, provided, however, that if subparagraph (ii) is applicable and fewer than three banks selected by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the rate in effect hereon on the Interest Determination Date next preceding such Interest Reset Date.

         "Designated LIBOR Page" means (a) if the Interest Rate Basis specified above is LIBOR Telerate, the display on Bridge Telerate, Inc. for the purpose of displaying the London interbank rate s of major banks for the Index Currency specified above and (b) if the Interest Rate Basis specified above is LIBOR Reuters, the display on the Reuters Money Rates Services for the purpose of displaying the London interbank rates of major banks for the Index Currency specified above.

         Determination of Prime Rate. If the Interest Rate Basis is Prime Rate, as indicated above, the rate of interest hereon shall equal:

                  (a) the rate on the Interest Determination Date specified above as the prime rate or base lending rate (i) as published in H.15(519) under the heading "Bank prime loan" or (ii) if such rate is not published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, then as published in H.15 Daily Update under the heading "Bank prime loan" or in another recognized electronic source used for the purpose of displaying such rate; or

                  (b) if such rates are not published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, the rate calculated by the Calculation Agent to be the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the rates of interest publicly announced by each bank that appears on the Reuters Screen US Prime 1 Page (as defined below) as such bank's prime rate or base lending rate for such Interest Determination Date; or

                  (c) if fewer than four such rates appear on the Reuters Screen US Prime 1 Page on such Interest Determination Date, the rate calculated by the Calculation Agent to be the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent;

in each case, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (c) above is applicable and fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

         "Reuters Screen US Prime 1 Page" means the display page designated as page "US Prime 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US Prime 1 page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         Determination of Treasury Rate. If the Interest Rate Basis is Treasury Rate, as indicated above, the rate of interest hereon shall equal:

                  (a) the rate on the Interest Determination Date specified above for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity shown above:

                           (i) as displayed on Bridge Telerate, Inc. (or any
                  successor service) on page 56 or 57 (or any other page that replaces the applicable page on that service for the purpose of displaying the rate for the most recent auction of Treasury bills) under the heading "INVESTMENT RATE"; or

                           (ii) if such rate is not displayed by 3:00 P.M., New
                  York City time, on the Calculation Date (as specified above) pertaining to such Interest Determination Date, then as published in H.15 Daily Update under the caption "U.S. Government Securities -- Treasury bills -- Auction high" or in another recognized electronic source used for the purpose of displaying such rate, expressed as a bond equivalent rounded to the nearest .00001%, with .000005% rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis; or

                  (b) if neither of such rates is so displayed or published by 3:00 P.M., New York City time, on the Calculation Date (as specified above) pertaining to the Interest Determination Date specified above, the rate on such Interest Determination Date for the most recent auction of Treasury bills having the Index Maturity shown above, as otherwise announced by the United States Department of the Treasury, expressed as a bond equivalent rounded to the nearest .00001% with .000005% rounded upward on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis; or

                  (c) if such rate is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, the rate on such Interest Determination Date for Treasury bills having the Index Maturity shown above published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- Secondary market" (or if not so published in H.15(519), as published under such heading in H.15 Daily Update or in another recognized electronic source used for the purpose of displaying such rate), in each case, expressed as a bond equivalent rounded to the nearest .00001% with .000005% rounded upward on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis; or

                  (d) if such rate is not so published by 3:00 P.M., New York City time, on such Calculation Date, the rate calculated by the Calculation Agent to be the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown above, expressed as a bond equivalent rounded to the nearest .00001% with .000005% rounded upward on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis;

in each case, as such rate is adjusted by the addition or subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (d) above is applicable and fewer than three dealers are quoting as mentioned in such subparagraph, the interest rate in effect until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date.

         Determination of CMT Rate. If the Interest Rate Basis is CMT Rate, as indicated above, the rate of interest hereon shall equal:

                  (a) the rate on the Interest Determination Date specified above displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities. . . Federal Reserve Board Release H.15. . . Mondays Approximately 3:45 P.M.," under the column for the Index Maturity shown above for (i) if the Designated CMT Telerate Page is 7051, the rate on such Interest Determination Date, and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs; or

                  (b) if such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, such treasury constant maturity rate for the Index Maturity specified above, as published in H.15(519); or

                  (c) if such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, such treasury constant maturity rate for the Index Maturity (or other United States Treasury rate for the Index Maturity) specified above as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519); or

                  (d) if such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent to be a yield to maturity, based on the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Index Maturity and a remaining term to maturity of not less than such Index Maturity minus one year, provided, however, if the Calculation Agent cannot obtain three such Treasury Note quotations, the rate of interest hereon will be the rate calculated by the Calculation Agent to be a yield to maturity based on the arithmetic mean (rounded to the nearest .00001% with .000005% rounded upwards) of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity and a remaining term to maturity closest to the Index Maturity and in an amount of at least U.S. $100 million, provided, however, if three or four (and not five) of such Reference Dealers are quoting as described above, then the rate of interest hereon will be based on the arithmetic mean (as calculated by the Calculation Agent and rounded to the nearest .00001% with .000005% rounded upwards) of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated;

in each case, as such rate is adjusted by the addition or the subtraction of the Spread, if any, specified above, or by multiplication by the Spread Multiplier, if any, specified above; provided, however, that if subparagraph (d) above is applicable and fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned in such subparagraph, the interest rate in effect until the Interest Reset Date next succeeding such Interest Reset Date shall be the rate hereon in effect on the Interest Determination Date next preceding such Interest Reset Date. If two Treasury Notes with an original maturity as described in subparagraph (d) above have remaining terms to maturity equally close to the Index Maturity, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

         "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service) on the page specified above (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) or, if no such page is specified above, page 7052.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

         Unless otherwise indicated above, each interest payment on this Security will include interest accrued from and including the Original Issue Date or the last date to which interest has been paid and to but excluding the applicable Interest Payment Date or the Maturity Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. Unless otherwise indicated above, the interest factor (expressed as a decimal rounded to the nearest ten-millionth, with five hundred-millionths rounded upwards) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded to the nearest ten-millionth, with five hundred-millionths rounded upwards) applicable to such day by 360 if the Interest Rate Basis is the CD Rate, Commercial Paper Rate, Federal Funds Effective Rate, LIBOR or Prime Rate, as indicated above, or by the actual number of days in the year if the Interest Rate Basis is the Treasury Rate or CMT Rate, as indicated above. Notwithstanding the foregoing, interest hereon prior to the date of commencement of Interest Rate Basis (if other than the Original Issue Date) indicated above shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Security affected thereby, (i) change the stated maturity date of the principal of, or any installment of principal of or interest on any Security, (ii) reduce the principal amount of, or the interest (or premium, if any) on, any Security, (iii) reduce the portion of the principal amount of an original issue discount Security payable upon acceleration of the maturity thereof, (iv) reduce any amount payable upon redemption of any Security, (v) change the place or places where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, (vi) change the definition of "Market Value" set forth in the Indenture, (vii) impair the right of any holder of Securities of any series to receive on any Exchange Date for Securities of such series Capital Securities with a Market Value equal to that required by the terms of the Securities, (viii) impair the right of any holders of Securities of a series entitled to the conversion rights described in the Indenture to receive shares of Common Stock, securities or other property upon the exercise of such conversion rights, (ix) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Security (including any right of redemption at the option of the holder of such Security), or for the delivery of Capital Securities in exchange for Securities pursuant to the terms of the Indenture, or to require the Company to sell Capital

Securities in a Secondary Offering pursuant to the terms of the Indenture or to deliver Common Stock, securities or other property upon conversion of Securities pursuant to the terms of the Indenture, (x) reduce the aforesaid percentage of Securities of any series the holders of which are required to consent to any such supplemental indenture or reduce the percentage of securities of any series the holders of which are required to waive any past Default or Event of Default, as described in the next following sentence, or (xi) modify the foregoing provisions of clauses (i) through (x). It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities of that series at the time outstanding may on behalf of the holders of all Securities of that series waive any past Default or Event of Default under the Indenture and its consequences except a Default in the payment of the principal of (or premium, if any) or interest, if any, on the Securities of that series (or in the delivery of Capital Securities in exchange for any Securities of that series when required). Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, irrespective of whether or not any notation in regard thereto is made upon this Security or such other Security.

         Subject to the rights of holders of Senior Indebtedness and Additional Senior Obligations of the Company set forth in this Security and the Indenture referred to above, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the places, at the respective times, at the rates and in the coin or currency herein prescribed.

         Unless otherwise indicated herein, the Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Securities of this series may be exchanged for an equal aggregate principal amount of Securities of this series of other authorized denominations at the office or agency of the Company for such exchange in the Borough of Manhattan, The City of New York.

         Subject to the limitations set forth in the Indenture and herein, upon due presentment for registration of transfer of this Security at the office or agency of the Company for such registration in the Borough of Manhattan, The City of New York, a new Security or Securities of this series of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor without charge except for any tax or other governmental charge imposed in connection therewith.

         Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or any writing hereon) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any, hereon), and subject to the provisions herein, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge the Company's liability for moneys payable on this Security.

         No recourse for the payment of the principal of (or premium, if any) or interest on this Security or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in this Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by each holder of this Security.

         This Security shall be governed by and construed in accordance with the laws of the State of New York.

         This Security shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture referred to above or an Authenticating Agent, by manual signature.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its duly authorized officers and has caused its corporate seal, or a facsimile thereof, to be affixed hereto.

                                                 J.P. MORGAN CHASE & CO.



                                                 By:  __________________________
                                                 Name:  Dina Dublon
                                                 Title: Executive Vice President
                                                          and Chief Financial
                                                          Officer



                           [SEAL]                Attest: _______________________
                                                 Name:     Anthony J. Horan
                                                 Title:   Corporate Secretary



CERTIFICATE OF AUTHENTICATION:

This is one of the Securities issued under the Indenture described herein.


U.S. Bank Trust National Association, as Trustee


By:  The Chase Manhattan Bank
     as Authenticating Agent


By:___________________
   Authorized Signer

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM--as tenants in common
                  TEN ENT--as tenants by the entireties
                  JT TEN-- as joint tenants with right of survivorship and not as tenants in common

                  UNIF GIFT MIN ACT--.............Custodian............
                                           (Cust)                (Minor)

                        under Uniform Gifts to Minors Act

                        .................................
                                     (State)


    Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
         Identifying Number of Assignee:

_________________________________

________________________________________________________________________________

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing _________________________________________________________
_____________________________________________attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:  ___________________         _________________________

                                    _________________________

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: __________________________

NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions, national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Security Registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.